UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2007
MONTPELIER RE HOLDINGS LTD.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31468	98-0428969
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
Montpelier House
94 Pitts Bay Road
Pembroke HM 08
Bermuda
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (441) 296-5550

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          On June 8, 2007, Montpelier Reinsurance Ltd. (“Montpelier Reinsurance”) and Montpelier Re Holdings Ltd. (“Montpelier Re Holdings”) entered into a Credit Agreement (the “Credit Agreement”) among Montpelier Reinsurance, Montpelier Re Holdings, the lenders party thereto, Bank of America, N.A., as administrative agent and HSBC Bank USA, National Association as syndication agent. The Credit Agreement provides for a 364-day unsecured $50 million revolving loan and letter of credit facility. The Agreement contains covenants that limit Montpelier Re Holdings’ subsidiaries’ ability, among other things, to grant liens on its assets, sell assets, merge or consolidate, incur debt and enter into certain burdensome agreements. The Credit Agreement also requires Montpelier Re Holdings to maintain debt leverage of no greater than 30%, and Montpelier Reinsurance to maintain an A.M. Best financial strength rating of no less than B++ and meet a minimum level of consolidated GAAP net worth.
          On June 8, 2007, Montpelier Reinsurance entered into a Letter of Credit Reimbursement and Pledge Agreement (the “Letter of Credit Reimbursement and Pledge Agreement”) among Montpelier Reinsurance, the lenders party thereto, Bank of America, N.A., as administrative agent and HSBC Bank USA, National Association as syndication agent. The Letter of Credit Reimbursement and Pledge Agreement provides for a 5 year secured $250 million letter of credit facility for the account of Montpelier Reinsurance. The Letter of Credit Reimbursement and Pledge Agreement contains covenants that limit Montpelier Reinsurance’s ability, among other things, to grant liens on its assets, sell assets, merge or consolidate. The Letter of Credit Reimbursement and Pledge Agreement also requires Montpelier Re Holdings to maintain debt leverage of no greater than 30% and Montpelier Reinsurance to maintain an A.M. Best financial strength rating of no less than B++.
     The foregoing descriptions of the Credit Agreement and the Letter of Credit Reimbursement and Pledge Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement and the Letter of Credit Reimbursement and Pledge Agreement, copies of which are filed as Exhibit 10.01 and 10.02, respectively, to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit
10.01	Credit Agreement dated June 8, 2007 among Montpelier Reinsurance, Montpelier Re Holdings, the lenders party thereto, Bank of America, N.A., as administrative agent and HSBC Bank USA, National Association as syndication agent.

10.02	Letter of Credit Reimbursement and Pledge Agreement dated June 8, 2007 among Montpelier Reinsurance, the lenders party thereto, Bank of America, N.A., as administrative agent and HSBC Bank USA, National Association as syndication agent.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Montpelier Re Holdings Ltd.

(Registrant)

June 12, 2007	By:	/s/ Jonathan B. Kim

Date	Name:	Jonathan B. Kim
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.01	The Credit Agreement dated June 8, 2007 among Montpelier Reinsurance, Montpelier Re Holdings, the lenders party thereto, Bank of America, N.A., as administrative agent and HSBC Bank USA, National Association as syndication agent.

10.02	Letter of Credit Reimbursement and Pledge Agreement dated June 8, 2007 among Montpelier Reinsurance, the lenders party thereto, Bank of America, N.A., as administrative agent and HSBC Bank USA, National Association as syndication agent.